                                                                     EXHIBIT 1.1


                           SMARTALK TELESERVICES, INC.




                 5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                               PURCHASE AGREEMENT

                         Dated as of September 12, 1997













                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              SALOMON BROTHERS INC

                 5 3/4% Convertible Subordinated Notes due 2004

                         of SmarTalk TeleServices, Inc.

                               PURCHASE AGREEMENT




                                                              September 12, 1997


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SALOMON BROTHERS INC
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

Dear Sirs:

        SmarTalk TeleServices, Inc., a California corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Salomon Brothers Inc ("Salomon") (DLJ and Salomon, each an "Initial Purchaser" and collectively, the "Initial Purchasers") an aggregate of $125,000,000 in principal amount of its 5 3/4% Convertible Subordinated Notes due 2004 (the "Firm Notes"), subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $25,000,000 aggregate principal amount of the 5 3/4% Convertible Subordinated Notes due 2004 (the "Additional Notes"), if requested by the Initial Purchasers as provided in Section 2 hereof. The Firm Notes and the Additional Notes are collectively referred to as the "Notes." The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company and Wilmington Trust Company, as trustee (the "Trustee"), pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into shares of the Company's common stock, no par value per share (the "Common Stock"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

        1.      OFFERING MEMORANDUM.

        (a) The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated September 4, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated September 11, 1997 (the "Offering Memorandum"), relating to the Notes.

        (b) Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes and the Common Stock, upon conversion of the Notes, shall bear the following legend:



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        "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

        THE HOLDER OF THE SECURITIES EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF AGREES THAT SUCH SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT AND THAT IT AND ANY SUBSEQUENT HOLDER WILL NOT OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AND AFTER THE RESALE RESTRICTION TERMINATION DATE."

        2.      AGREEMENTS TO SELL AND PURCHASE.

        (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Firm Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price").



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
        (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers the Additional Notes and the Initial Purchasers shall have the right to purchase, severally and not jointly, the Additional Notes from the Company at the Purchase Price plus accrued interest, if any, from the date of issuance of the Firm Notes to the date of delivery and payment. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. DLJ shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date for payment and delivery for any Additional Notes specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased from the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I bears to the total principal amount of the Firm Notes.

        (c) The Company hereby agrees (and the Company shall, concurrently with the execution of this Agreement, deliver letter agreements executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees) not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences of such Common Stock, for a period of 90 days after the date of the Offering Memorandum, other than (i) the sale of Notes to the Initial Purchasers pursuant to this Agreement, (ii) issuances of Common Stock upon conversion of the Notes, (iii) as a gift or gifts, provided the donee or donees thereof agree in writing to be bound by such letter agreement, (iv) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Act, provided the transferee agrees in writing to be bound by such letter agreement, (v) issuances of Common Stock or grant of options or warrants to purchase Common Stock, assets or an ownership interest, pursuant to acquisition transactions, (vi) issuances of any stock or securities in connection with a rights plan or "poison pill," or (vii) with the prior written consent of DLJ. Notwithstanding the foregoing, during such period the Company may grant Stock Options (and may issue shares of its Common Stock upon exercise thereof), pursuant to any stock option plan, stock ownership plan, stock bonus plan or stock compensation plan, including the Company's 1996 Nonqualified Stock Option Plan and the 1996 Stock Incentive Plan, as such may be amended after the date hereof, to increase the maximum number thereof to 4.5 million shares; provided, however, that without the prior written consent of DLJ, the Company may not (i) register the shares of Common Stock referred to in clause (v) above under the Securities Act for such 90-day period or (ii) grant any registration rights with respect to the shares of Common Stock referred to in clause (v) above that are exercisable within such 90-day period.

        3.      TERMS OF OFFERING.

        (a) Each of the Initial Purchasers has advised the Company that each Initial Purchaser will make offers and sales (the "Exempt Resales") of the Notes purchased hereunder only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Section 2 hereof solely to
(i) persons whom such Initial Purchaser reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") in transactions under Rule 144A,
(ii) to other institutional "accredited investors," as defined in Rule 501(a)
(1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "Accredited Institution"), and (iii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

        (b) Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Notes or of Common Stock issued upon conversion of the Notes and to use all reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

        4.      DELIVERY AND PAYMENT.

        (a) Delivery of, and payment of the Purchase Price for, the Firm Notes shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, 10019, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m. New York City time, on the date which is three business days after pricing of the Firm Notes or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

        (b) Delivery of, and payment of the Purchase Price for, any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, 10019, or such other place as the Initial Purchasers shall designate, at 10:00 a.m., New York City time, on the date specified in the exercise notice given by DLJ, on behalf of the Initial Purchasers to the Company pursuant to Section 2(b) (the "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for the Additional Notes may be varied by agreement between the Initial Purchasers and the Company.

        (c) At or prior to the Closing Date and each Option Closing Date, if any, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit in global form, one or more Notes registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "Global Notes") to be purchased and sold on such date. The Initial Purchasers shall pay or cause to be paid the Purchase Price thereof by wire transfer in same day funds to the order of the Company against delivery thereof to or for the respective accounts of the Initial Purchasers. The Global Notes shall be made available to the Initial Purchasers for inspection at the offices of DLJ not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date and each Option Closing Date, if any. The Company will permit the Initial Purchasers



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
to inspect such certificates at the offices of Salomon at least one full business day prior to the Closing Date and each Option Closing Date, if any.

        5. AGREEMENTS OF THE COMPANY. The Company hereby agrees with each Initial Purchaser as follows:

        (a) To advise such Initial Purchaser promptly and, if requested by such Initial Purchaser, confirm in writing, (i) of the Company's knowledge of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by such Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

        (b) To furnish such Initial Purchaser and those persons identified by such Initial Purchaser , without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as such Initial Purchaser may reasonably request. Subject to such Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by such Initial Purchaser in connection with Exempt Resales.

        (c) During such period as in the opinion of counsel for such Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by such Initial Purchaser and in connection with market-making activities of such Initial Purchaser for so long as any Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which such Initial Purchaser shall not previously have been advised or to which such Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon such Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

        (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the opinion of counsel to such Initial Purchaser, should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to such Initial Purchaser and such other persons as such Initial Purchaser may designate such number of copies thereof as such Initial Purchaser may reasonably request.

        (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with such Initial Purchaser and counsel to such Initial Purchaser in connection with the registration or qualification of the Notes for offer and sale to such Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as such Initial Purchaser may request and to continue such qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

        (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to the Trustee (as defined in the Indenture), a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

        (g) So long as the Notes are outstanding, to furnish to such Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as such Initial Purchaser may reasonably request.

        (h) So long as any of the Notes are "restricted securities" within the meaning of Rule 144A under the Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

        (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses, fees and taxes incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to such Initial Purchaser and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including, without limitation, financial statements and exhibits) specified in Section 5(b) and 5(c) prior to or during the period specified in
Section 5(c), including the mailing and delivering of copies thereof to such Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes to such Initial



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
Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for such Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the costs associated with the issuance and delivery of the Notes, including, without limitation, the cost of printing certificates representing the Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System PORTAL ("PORTAL") and the listing of the Common Stock issuable upon conversion of the Notes on the NASDAQ National Market, (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of any Registration Statement, as set forth in the Registration Rights Agreement, (xi) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the securities by DTC for both entry and transfer, (xii) all fees and out-of-pocket expenses and disbursements of Sonnenschein Nath & Rosenthal, as counsel for the Initial Purchasers, since the date of engagement by DLJ through and including the consummation of the transactions contemplated hereby, including the transactions contemplated by the Registration Rights Agreement, and (xiii) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

        (j) To use all reasonable efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

        (k) To use all reasonable efforts to effect the inclusion of the Notes on the NASDAQ Small Cap Market and to maintain the listing of the Notes on the NASDAQ Small Cap Market for so long as the Notes are outstanding.

        (l) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

        (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of each Initial Purchaser.

        (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

        (o) Not to engage in any directed selling efforts (within the meaning of Regulation S under the Act ("Regulation S")) or engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Act ("Regulation D")) with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

        (p) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

        (q) To comply with all of its agreements set forth in the Registration Rights Agreement.

        (r) To use all reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Notes.

        (s) To use the proceeds for the sale of the Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

        (t) For the three years after the Closing Date, to use its reasonable efforts to ensure that the Common Stock remains included for quotation on the NASDAQ National Market.

        6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to each Initial Purchaser that:

        (a) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to an Initial Purchaser furnished to the Company in writing by or on behalf of an Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

        (b) Each of the Company and its Significant Subsidiaries (as hereinafter defined) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

        (c) The entities listed on Exhibit B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). Except with respect to the option to purchase common stock of SmarTel granted to SmarTel New Zealand Ltd. (the "SmarTel New Zealand Option"), there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

        (d) The Company has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents. The Company has the necessary corporate power and authority to issue, sell and deliver the Notes to the Initial Purchasers.

        (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due authorization, execution, delivery and performance by the Initial Purchasers, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) the effect of bankruptcy, rehabilitation, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

        (f) The Indenture has been duly and validly authorized by the Company and, on and as of the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, assuming due authorization, execution, delivery and performance by the Trustee, will be legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as
(i) the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or"Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

        (g) The Notes have been duly and validly authorized for issuance and, on and as of the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

        (h) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Memorandum; the Company has the authorized and outstanding capital stock as set forth in the Offering Memorandum; and the stockholders of the Company have no preemptive rights with respect to the Notes or the Common Stock issuable upon conversion of the Notes.

        (i) The Registration Rights Agreement has been duly and validly authorized by the Company and, on and as of the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights has been duly authorized, executed and delivered by the parties thereto, the Registration Rights Agreement will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum.

        (j) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the issuance and sale of the Notes, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not
(i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required in connection with the registration under the Act of the Notes and the Common Stock in accordance with the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act and except certain regulatory notice and except such as may be required under the securities or Blue Sky laws of the various jurisdictions), (ii) violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a Lien on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) in any material respect, any statute, law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or (iii) result in the termination or revocation of any material Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such material Authorization.

        (k) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any bond, debenture, note, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of any law, statute, ordinance, rule or regulation applicable to the Company or its subsidiaries, or their respective assets or properties, which violation would have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except where such default would not have a Material Adverse Effect.

        (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject
(i) that would be required to be set forth in a registration statement on Form S-1, (ii) that could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, or (iii) that could reasonably be expected to adversely effect the issuance or validity of the Notes to be issued and sold by the Company hereunder. No contract or document of a character that would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission is not so described.

        (m) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

        (n) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

        (o) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, which could reasonably be expected to have a Material Adverse Effect.

        (p) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Intellectual Property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

        (q) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in accordance with customary industry practice; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

        (r) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

        (s) There is (i) no material unfair labor practice complaint pending against the Company or any of the subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of the subsidiaries or, to the knowledge of the Company, threatened against it or any of the subsidiaries. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

        (t) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (u) All material tax returns required to be filed by the Company and each of the subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries.

        (v) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly (provided that no representation or warranty is made as to the Initial Purchasers or any person acting on their behalf), any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

        (w) Neither the Company nor any of the subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; failed to disclose fully any contribution in violation of law; violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

        (x) The accountants of the Company, Price Waterhouse, LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's knowledge, independent public accountants with respect to the Company required by the Act and the Exchange Act.

        (y) The accountants of SmarTel Communications, Inc. ("SmarTel"), Arthur Andersen LLP, that have certified the financial statements and supporting schedules of SmarTel included in the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's knowledge, independent public accountants with respect to the SmarTel, as required by the Act and the Exchange Act.

        (z) The accountants of GTI Telecom, Inc., ("GTI"), KPMG Peat Marwick LLP, that have certified the financial statements and supporting schedules of GTI included in the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's knowledge, independent public accountants with respect to GTI, as required by the Act and the Exchange Act.

        (aa) The accountants of ConQuest Telecommunications Services, Inc. ("ConQuest"), Ernst & Young LLP, that have certified the financial statements and supporting schedules of ConQuest included in the Preliminary Offering Memorandum and the Offering Memorandum are, to the best of the Company's knowledge, independent public accountants with respect to the Company, as required by the Act and the Exchange Act.

        (ab) The financial statements of the Company and its subsidiaries, together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

        (ac) The financial statements of SmarTel and its subsidiaries, together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of SmarTel and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

        (ad) The financial statements of GTI and its subsidiaries, together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of GTI and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods, involved, except as disclosed therein.

        (ae) The financial statements of ConQuest and its subsidiaries, together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of ConQuest and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods, involved, except as disclosed therein.

        (af) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions described in the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The pro forma as adjusted financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

        (ag) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        (ah) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement, which are not disclosed in the Offering Memorandum.

        (ai) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole.

        (aj) The Company is subject to and in material compliance with the reporting requirements of Section 13 or Section 15(d) of the Act and is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Notes by the Initial Purchasers.

        (ak) The Notes satisfy the requirements of Rule 144A(d)(3) under the Act.

        (al) The Company has agreed to permit the Notes to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the PORTAL that the Notes have been designated PORTAL eligible securities in accordance thereunder.

        (am) The Company will use all reasonable efforts to cause the Common Stock issuable upon conversion of the Notes to be listed for quotation on the Nasdaq National Market prior to the 90th day following the latest date of initial issuance of the Notes.

        (an) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system. No securities of the same class of Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

        (ao) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company makes no representation or warranty) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

        (ap) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any employee benefit plan of the Company. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

        (aq) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

        (ar) The Company and any of its respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers and any person acting on their behalf, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

        (as) Assuming the accuracy of, and compliance with, each Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof, the Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

        (at) Assuming the accuracy of, and compliance with, each Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof, the sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

        (au) The Company and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers and any person acting on their behalf, as to whom the Company makes no representation or warranty) have complied with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

        (av) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of, and compliance with, each Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof and that each person to whom the Initial Purchasers offer, sell or deliver the Notes is a QIB, Accredited Institution or Regulation S Purchaser.

        (aw) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

        The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

        7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company that:

        (a) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

        (b) Such Initial Purchaser (A) is acquiring the Notes pursuant to a private sale exempt from registration under the Act and is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, (B) will not solicit offers for, or reoffer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of
Section 4(2) of the Act, and (C) will be reoffering and reselling the Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) to Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and (z) in offshore transactions in reliance upon Regulation S under the Act.

        (c) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes sold pursuant hereto in reliance on Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 under the Act) or for the account or benefit of a U.S. person (other than a distributor (as defined in Rule 902 under the Act)).

        (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40- day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                "The Notes covered hereby have not been
                registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
                (i) as part of your distribution at any time or
                (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

        (e) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

        (f) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from (A) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs, (B) Accredited Institutions who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (C) Regulation S Purchasers, in each case, that agree that (x) the Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

        (g) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

        (h) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

        (i) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme of such Initial Purchaser to evade the registration provisions of the Act.

        (j) Such Initial Purchaser further represents and agrees that (l) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995,(ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

        (k) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

        Each of the Initial Purchasers acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

        8.      INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless (i) each of the Initial Purchasers, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or any controlling person, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) directly or indirectly caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as to such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished in writing to the Company by such Initial Purchasers expressly for use therein; provided, however, that the indemnification contained in this paragraph 8(a) with respect to any Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser (or any person controlling such Initial Purchaser) on account of any such loss, claim, damage or liability arising from the sale of the Notes by such Initial Purchaser to any person if a copy of the Offering Memorandum was not so delivered or sent, and if the Offering Memorandum would have cured the defect giving rise to such loss, claim, damage or liability, provided that the Company has delivered such Offering Memorandum in requisite quantity on a timely basis to permit such delivery or sending.

        (b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with respect to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) and not with respect to the information provided by any other Initial Purchaser. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Preliminary Offering Memorandum or the Offering Memorandum in respect of which indemnity may be sought against any Initial Purchaser, its directors, officers or any such controlling person, the Company, its directors, officers or any such controlling person shall have the rights and duties given to the Initial Purchasers as set forth in Section 8(c) below.

        (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Initial Purchaser.) Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Initial Purchaser, on the other hand, from the offering of the Notes or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, on the one hand, bears to the total discounts and commissions received by the Initial Purchasers, on the other hand, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8(e), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Notes purchased by it were sold to investors in Exempt Resales exceeds the amount of any damages which Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to Section 8(d) and Section 8(e) are several and limited in proportion to their respective principal amount of Notes purchased by each of the Initial Purchasers hereunder and not joint.

        (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

        9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on an Option Closing Date are subject to the satisfaction of each of the following conditions:

        (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

        (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable following the date of this Agreement but no later than the morning of the second business day after the date of this Agreement or at such other date and time as to which the Initial Purchasers and the Company may agree; and no stop order suspending the sale of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

        (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date or any Option Closing Date, prevent the issuance of the Notes; and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing

Date or any Option Closing Date which would prevent the issuance of the Securities on the Closing Date or any Option Closing Date. No action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined would prohibit, interfere with or adversely affect the issuance of the Notes or would have a Material Adverse Effect, or in any manner draw into question the validity of this Agreement, the Indenture, the Notes or the Registration Rights Agreement; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

        (d) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any material change or any development involving a material prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and
(iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in Section 9(d)(i), 9(d)(ii) or 9(d)(iii), in judgment of an Initial Purchaser, is material and adverse and, in the judgment of an Initial Purchaser, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

        (e) The Company and the Trustee shall have entered into the Indenture and each Initial Purchaser shall have received counterparts, conformed as executed, thereof.

        (f) The Company shall have entered into a Registration Rights Agreement and each Initial Purchaser shall have received counterparts, conformed as executed, thereof.

        (g) Each Initial Purchaser shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a) through 9(e).

        (h) Each Initial Purchaser shall have received on the Closing Date or an Option Closing Date an opinion (satisfactory to each Initial Purchaser and counsel for the Initial Purchasers), dated the Closing Date (or an Option Closing Date, as appropriate), of Dewey Ballantine, to the effect that:

               (i) The Company and each of its Significant Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties; to the knowledge of such counsel, other than with respect to the SmarTel New Zealand Option, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries;

                (ii) The Company has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents. The Company has the necessary corporate power and authority to issue, sell and deliver the Notes to the Initial Purchasers.

                (iii) To the knowledge of such counsel, all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien;

                (iv) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in this Agreement, the issuance and sale of the Notes to the Initial Purchasers and the offering, resale and delivery of the Notes by the Initial Purchasers, in each case in the manner contemplated by the Offering Memorandum, are exempt from the registration requirements of the Act and it is not necessary to qualify the Indenture under the TIA;

                (v) The Company has the corporate power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and this Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company;

                (vi) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be the legally valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The issuance of the Notes is not subject to any preemptive rights under the Company's charter or, to the knowledge of such counsel, any similar contractual right;

                (vii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                (viii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the validity and enforceability of the indemnification and contribution provisions as such may be limited by public policy which limits and/or prohibits indemnification for certain violations of the federal securities laws.

                (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) the validity and enforceability of the indemnification and contribution provisions as such may be limited by public policy which limits and/or prohibits indemnification for certain violations of the federal securities laws.

                (x) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum under the caption "Description of Capital Stock," and the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and such shares of Common Stock, when issued and delivered by the Company, upon such conversion, will be validly issued, fully paid and non-assessable and the issuance of such shares of Common Stock will not be subject to any preemptive rights of the Company's charter or any similar contractual rights;

                (xi) The statements under the captions "Description of Capital Stock" and "Description of Notes" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                (xii) Such counsel is of the opinion ascribed to it in the Prospectus under the caption "Taxation";

                (xiii) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws and, to the knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for any such violation or default which, individually or in the aggregate, would have a Material Adverse Effect;

                (xiv) The execution, delivery and performance of this Agreement and the other Operative Documents, the issuance and sale of the Notes, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries or (B) any bond, debenture, note, indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) any statute, law or any rule regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or (iii) result in the termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                (xv) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                (xvi) To the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement, except as contemplated by the Offering Memorandum;

                (xvii) The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

                (xviii) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, an Accredited Institution or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement, (iii) the accuracy of the representations of the Company set forth in Sections 5 and 6 of this Agreement and (iv) with respect to Accredited Institutions, the accuracy of the representations made by each such Accredited Institution as set forth in the letter of representation executed by such Accredited Institution in the form of Annex A to the Offering Memorandum;

                (xix) In addition to the matters set forth above, such opinion shall include a statement that no facts have come to the attention of such counsel which cause them to believe that (i) the Offering Memorandum, (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) there are any contracts or documents of a character that would be required to be described in a Registration Statement on Form S-1 that are not described or referred to in the Offering Memorandum; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Offering Memorandum.


        (i) Each Initial Purchaser shall receive on the Closing Date or an Option Closing Date an opinion (satisfactory to each Initial Purchaser and counsel for the Initial Purchasers), dated the Closing Date (or an Option Closing Date, as appropriate), of David Hamburger, Vice President-Legal Affairs and General Counsel, to the effect that:

                (i) The Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                (ii) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the issuance and sale of the Notes, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries or (B) any bond, debenture, note, indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) any statute, law or any rule regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or (iii) result in the termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

               (iii) In addition to the matters set forth above, such opinion shall include a statement that no facts have come to the attention of such counsel which cause them to believe that (i) the Offering Memorandum, (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) as of its date and as of the Closing Date or the Option Closing Date or an Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) there are any contracts or documents of a character that would be required to be described in a Registration Statement on Form S-1 that are not described or referred to in the Offering Memorandum; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the financial statements and supporting schedules and other financial and statistical information and data included in or omitted from the Offering Memorandum.

        (j) Each Initial Purchaser shall received on the Closing Date or an Option Closing Date an opinion (satisfactory to each Initial Purchaser and counsel for the Initial Purchasers), dated the Closing Date (or an Option Closing Date, as appropriate), of George O. Rebensdorf, Esq. of the Rebensdorf Group, Inc., special regulatory counsel for the Company, in form and substance satisfactory to the Initial Purchasers with respect to such regulatory and compliance matters as the Initial Purchasers may reasonably require.

        (k) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Sonnenschein Nath & Rosenthal, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

        (l) The Initial Purchasers shall have received, at the time this Agreement is executed and on the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from each of Price Waterhouse, LLP, independent public accountants of the Company Arthur Anderson LLP, independent public accountants of SmarTel, KPMG Peat Marwick, independent public accountants of GTI, and Ernst & Young LLP, independent public accountants of ConQuest, respectively containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information of the Company, SmarTel, GTI and ConQuest, as applicable, contained in the Offering Memorandum.

        (m) The Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

        (n) The Company shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

        (o) The Company shall have furnished to each Initial Purchaser such further certificates and documents as the Initial or their counsel shall reasonably request, including, without limitation, certificates of officers of the Company as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of their respective obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Initial Purchasers hereunder.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to counsel to the Initial Purchasers. The Company will furnish each Initial Purchaser with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

        The several obligations of the Initial Purchasers to purchase any Additional Notes hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through (n) except that the opinions called for in paragraphs (i) and (j) and the letters referred to in paragraph (n) shall be revised to reflect the sale of the Additional Notes.

        10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

        (a) This Agreement may be terminated at any time prior to the Closing Date by any of the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

        (b) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, each Initial Purchaser or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

        11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to SmarTalk TeleServices, Inc., 1640 South Sepulveda Blvd., Suite 500, Los Angeles, California 90025, Attn: General Counsel, and (ii) if to the Initial Purchasers, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department and Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Syndicate Department or in any case to such other address as the person to be notified may have requested in writing.

        The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company,
(ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

        If for any reason the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchasers and their respective officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 11).

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, each Initial Purchaser, each Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase. The term "Significant Subsidiaries" shall mean all direct and indirect subsidiaries of the Company as of the Closing Date other than any subsidiaries which, considered in the aggregate as a single subsidiary as of the end of the most recent fiscal year of the Company, would not constitute a significant subsidiary as defined in Rule 1-02 of Regulation S-X (or any successor thereto).

        This Agreement shall be governed and construed in accordance with the internal laws of the State of New York. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of New York, County of New York, or, if it can acquire jurisdiction, only in the United States District Court for the Southern District of New York.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchaser.

                                                 Very truly yours,

                                                 SMARTALK TELESERVICES, INC.

                                                 By: /s/ DAVID A. HAMBURGER
                                                    ----------------------------
                                                   Name: David A. Hamburger
                                                        ------------------------
                                                   Title: VICE PRESIDENT
                                                         -----------------------


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: /s/ DAVID PHILIP COSTANZO
   ----------------------------
  Name: David Philip Costanzo
       ------------------------
  Title: VICE PRESIDENT
        -----------------------

SALOMON BROTHERS INC

By: /s/ WILLIAM C. KENNISH
   ---------------------------
  Name: William C. Kennish
       -----------------------
  Title: ASSOCIATE
        ----------------------

                                   SCHEDULE I



                                                   Principal Amount
Initial Purchaser                                    of Firm Notes
-----------------                                  ----------------
Donaldson, Lufkin & Jenrette                       $   62,500,000
  Securities Corporation.........................

Salomon Brothers Inc.............................  $   62,500,000

    Total........................................  $  125,000,000
                                                   ==============